UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 13, 2022

Albertsons Companies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39350	47-4376911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkcenter Blvd.

Boise, Idaho 83706

(Address of principal executive office and zip code)

(208) 395-6200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	ACI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

As disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 14, 2022, on October 13, 2022, Albertsons Companies, Inc. (the “Company”) entered into an agreement and plan of merger (the “Merger Agreement”) by and among the Company, The Kroger Co. and Kettle Merger Sub, Inc.

On October 13, 2022, in connection with the Merger Agreement, entities affiliated with the Company’s five largest stockholders, Cerberus Capital Management, L.P. (“Cerberus”), Schottenstein Stores Corp. (“Jubilee Limited Partnership”), Lubert-Adler Partners (“Lubert-Adler”), Kimco Realty Corporation (“Kimco”) and Klaff Realty, L.P. (“Klaff”), (each a “Sponsor” and collectively, the “Sponsors”) entered into lock-up agreements, each substantially similar in form and substance (the “Lock-Up Agreements”) pursuant to which each Sponsor, subject to certain exceptions, agreed to restrictions on its ability to sell or transfer shares of the Company’s Class A Common Stock (“Common Stock”) that it owns through the earliest of (i) the valid termination of the Merger Agreement, (ii) HPS Investment Partners, LLC (“HPS”) and its affiliates having beneficial ownership of fewer than 500 shares of Series A Convertible Preferred Stock (“Preferred Stock”) of the Company, (iii) 120 days after the date of filing of the Company Information Statement (as defined in the Merger Agreement) in definitive form with the SEC, plus, if applicable, the Early Filing Period (as defined in the Lock-Up Agreements) and (iv) 210 days after the date of the Merger Agreement (the “Lock-Up Period”), provided, that the Lock-Up Agreement with Kimco allows for it to sell 12 million shares of Common Stock during the Lock-Up Period and the Lock-Up Agreement with Jubilee Limited Partnership allows for it to sell approximately 30 million shares of Common Stock during the Lock-Up Period. During the Lock-Up Period, each Sponsor agreed not to effect a demand registration or piggyback registration with respect to any Restricted Shares (as defined in the Lock-Up Agreements) under that certain Registration Rights Agreement dated June 9, 2020 by and among the Company and the other parties thereto.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Lock-Up Agreements entered into with each respective Sponsor, which are filed as Exhibits 10.1-10.5 hereto and incorporated by reference herein.

Furthermore, on October 13, 2022, the Company and HPS entered into a short-term lock-up agreement (the “Preferred Stock Lock-Up Agreement”). Pursuant to the Preferred Stock Lock-Up Agreement, HPS agreed to restrictions on its ability to sell or transfer shares of the Company’s Preferred Stock and Common Stock during the 30 days prior to (i) 120 days after the date of filing of the Company Information Statement (as defined in the Merger Agreement) in definitive form with the SEC, plus, if applicable, the Early Filing Period (as defined in the Lock-Up Agreements) and (ii) 210 days after the date of the Merger Agreement.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Preferred Stock Lock-Up Agreement, which is filed as Exhibit 10.6 hereto and incorporated by reference herein.

Item 8.01.	Other Events

On October 14, 2022, the Company issued a press release announcing that the Board of Directors of the Company declared a special cash dividend in connection with the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Lock-Up Agreement, dated October 13, 2022, by and among Albertsons Companies, Inc. and entities affiliated with Cerberus

10.2	Lock-Up Agreement, dated October 13, 2022, by and between Albertsons Companies, Inc. and Jubilee Limited Partnership

10.3	Lock-Up Agreement, dated October 13, 2022, by and among Albertsons Companies, Inc. and entities affiliated with Lubert-Adler

10.4	Lock-Up Agreement, dated October 13, 2022, by and among Albertsons Companies, Inc. and entities affiliated with Kimco

10.5	Lock-Up Agreement, dated October 13, 2022, by and among Albertsons Companies, Inc. and entities affiliated with Klaff

10.6	Short-term Lock-Up Agreement, dated October 13, 2022, by and between Albertsons Companies, Inc. and HPS

99.1	Press Release, dated October 14, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Albertsons Companies, Inc. (Registrant)

Dated: October 17, 2022	By:	/s/ Juliette W. Pryor
	Name:	Juliette W. Pryor
	Title:	Executive Vice President, General Counsel and Secretary